EXHIBIT 5(a)

June 24, 1996




System Energy Resources, Inc.
1340 Echelon Parkway
Jackson, Mississippi  39213

Ladies and Gentlemen:

      We refer to the Registration Statement on Form S-3, including the exhibits thereto, to be filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof by System Energy Resources, Inc. (the "Company") for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $300,000,000 in aggregate principal amount of its First Mortgage Bonds (the "Bonds") and/or its debt securities (the "Debt Securities," and together with the Bonds, the "Securities") each to be issued, in one or more series, by the Company and for the qualification under the Trust Indenture Act of 1939, as amended, of the Company's Mortgage and Deed of Trust, as heretofore supplemented and as proposed to be further supplemented (the "Mortgage"), under which the Bonds are to be issued, and the Company's Indenture (the "Indenture"), under which the Debt Securities are to be issued.

      We are of the opinion that the Company is a corporation validly organized, existing and in good standing under the laws of the State of Arkansas.

      We are further of the opinion that all action necessary to make valid and legal the proposed issuance and sale of the Securities by the Company will have been taken when:

	   (a) the Company's said Registration Statement on Form S-3, as it may be amended, shall have become effective in accordance with the applicable provisions of the Securities Act, and a supplement or supplements to the Prospectus specifying certain details with respect to the offering or offerings of the Securities shall have been filed with the Commission, and the Mortgage and the Indenture each shall have been qualified under the Trust Indenture Act of 1939, as amended;

	   (b)  all necessary regulatory approvals applicable  to
the   issuance  and  sale  of  the  Securities  and  the  related transactions shall have been duly obtained and be in full force and effect;

	   (c) appropriate action shall have been taken by the Board of Directors of the Company for the purpose of authorizing the consummation of the issuance and sale of the Securities and the related transactions;

	   (d) the proposed supplemental indenture relating to the Bonds being issued, supplemental to the Mortgage, shall have been duly executed and delivered;

	   (e) the specific terms of each Debt Security shall have been determined by supplemental indenture, supplemental to the Indenture, board resolution or officer's certificate; and

	   (f) the Securities shall have been appropriately issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above.

      We are further of the opinion that when the foregoing steps have been taken, the Securities will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of mortgagees' and other creditors' rights and general equitable principles. This opinion does not pass upon the matter of compliance with "blue sky" laws or similar laws relating to the sale or distribution of the Securities by underwriters.

      We are members of the Mississippi Bar and do not hold ourselves out as experts on the laws of any other state. As to matters of Arkansas law, we have examined or caused to be examined such documents and satisfied ourselves as to such matters as we have deemed necessary in order to render this opinion. In giving this opinion, we have relied, as to matters of New York law, upon an opinion of even date addressed to you by Reid & Priest LLP of New York, New York. We consent to the reliance of said firm upon our opinion as it relates to matters of Arkansas and Mississippi law.

      We hereby consent to the use of this opinion as an exhibit to the Company's said Registration Statement on Form S-3, as it may be amended, and consent to such references to our firm as may be made in such Registration Statement and in the Prospectus constituting a part thereof.

			 Very truly yours,

			 WISE CARTER CHILD & CARAWAY
			 PROFESSIONAL ASSOCIATION



			 BY:_/s/Betty Toon Collins___
			      BETTY TOON COLLINS